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Wilmar

For Immediate Release

Contact:  William Sanford
          Senior Vice President
          Chief Financial Officer
          (856) 533-3115



                       WILMAR COMPLETES MAJOR ACQUISITION

     (MOORESTOWN, NJ) December 6, 1999, Wilmar Industries, Inc. NASDAQ:WLMR) today announced that it had completed its acquisition of J.A. Sexauer, Inc., Trayco of S.C., Inc. and Sexauer Canada Ltd. from The Dyson-Kissner-Moran Corporation which was previously announced in our November 15, 1999 press release.

     Wilmar Industries, Inc. is a national marketer and direct distributor of repair and maintenance products, principally to the apartment housing and institutional markets, and operates 25 distribution centers throughout the United States.



  Forward-looking statements in this news release, if any, are made under the safe harbor provisions of the Private Securities Reform Act of 1995. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements are discussed from time to time in reports filed by the Company with the Securities and Exchange Commission